Exhibit 99.01
HEARTWARE LIMITED
ABN 34 111 970 257
Half-Year Report for the period
ended 30 June 2007
provided pursuant to ASX Listing Rule 4.2A.
This is the Half-Year Report and Interim Financial Report for the HeartWare Group. The HeartWare Group includes HeartWare Limited (ASX : HTW) and its subsidiary, HeartWare, Inc..
This Half-Year Report does not include all of the commentary, notes and information that are typically found in an annual financial report. Accordingly, this Half-Year Report should be read in conjunction with any public announcements made by the Company during the half-year in accordance with any continuous disclosure obligations arising under the Corporations Act 2001.
This Half-Year Report provides information as required by Appendix 4D of the ASX Listing Rules.
Half-Year Report (Appendix 4D)
Half-Year Ended 30 June 2007

HeartWare Limited (ABN 34 111 970 257)
Results for Announcement to the Market
Important information concerning the financial results for the half-year ended 30 June 2007
The financial results set out in this Half-Year Report and the attached Interim Financial Report are the consolidated financial results for the HeartWare Group, being HeartWare Limited (“HeartWare” or “the Company”) and its subsidiary, HeartWare, Inc..
The Interim Financial Report has been prepared under Australian Accounting Standards. All figures (“$”) referred to in this Half-Year Report and the Interim Financial Report are denominated in Australian dollars.
Review of Operations and Earnings Results for the Half-Year Ended 30 June 2007
The net loss of the HeartWare Group for the half-year ended 30 June 2007 after providing for income tax was $13,633,357 (2006: $9,474,879). The result reflects increased expenditure by the Company relating to the expansion of the Company’s clinical trial and in connection with the commercialisation of its range of circulatory assist devices or “heart pumps”, which are used for the treatment of congestive heart failure.

			Percentage
	Half-Year Ended	Half-Year Ended	Increase /
	30 June 2007	30 June 2006	(Decrease)
	$	$	%

Sales revenues	—	—	—

Profit / (Loss) before interest, tax, depreciation and amortisation (“EBITDA”)	(13,602,471)	(9,485,473)	43%

Profit / (Loss) before interest and tax (“EBIT”)	(14,033,052)	(9,836,615)	43%

Income tax benefit	—	—	—

Net Profit / (Loss) attributable to members (“NPAT”)	(13,633,357)	(9,474,879)	44%

Net tangible assets per ordinary share (cents per share)	4.98	11.56	(57%)

HeartWare Limited (ABN 34 111 970 257)
Results for Announcement to the Market (Continued)
A summary of significant achievements for the half-year ended 30 June 2007 is set out below:
(a)	Clinical Trial Update
Completion of Enrolment for International Clinical Trial
HeartWare continued its human clinical trials during 2007 for its lead product, the HVADTM Left Ventricular Assist Device (“HVADTM pump”). As at 29 August 2007, 19 patients have been implanted with the HVADTM pump. On a cumulative basis the HeartWare patients have now been supported by the device for over 3,000 days. 8 patients have passed the primary clinical endpoint for the trial and the average days of support per patient on the HVADTM pump exceeds 150 days.
HeartWare expects to complete enrolment of its international clinical trial within days.
First “Bridge to Recovery” Patient
In July, Royal Perth Hospital became our first centre to demonstrate the potential of the HVADTM pump to be used as a “bridge to recovery” device. On 18 July, the surgical team at Royal Perth Hospital successfully removed the HVADTM pump from one of their patients. The 38-year-old male patient was implanted with his HVADTM pump on 23October 2006. After 268 days, or approximately 9 months, of support by the device, the patient’s heart function had improved to such an extent that the cardiology and cardiac surgery teams at Royal Perth Hospital decided to explant the HVADTM pump.
HeartWare’s primary focus is on the use of the HVADTM pump as either a bridge to transplantation or as a destination therapy device. However, as our implant numbers grow, it is likely that some meaningful proportion of our patients will respond so well to the therapy that a complete recovery becomes possible. The prospect of pumps being used as a “bridge-to-recovery” may expand the market for these devices and confirmatory studies are being conducted by various institutions.
First-ever HVADTMPump Patient Receives a Transplant
To date, three HVADTM pump patients have received heart transplants, all after extended periods of support on their respective pumps. Included in this group is HeartWare’s first ever patient, who received his HVADTM pump implant on 22 March 2006 at the Vienna General Hospital. This patient underwent successful transplantation on 23 May 2007, having been supported by his pump for 427 days.
Our technical team was particularly excited to receive the explanted pump back into the HeartWare facility for inspection. After 427 days of continuous operation, the impeller and all internal surfaces appeared to be in a very similar condition as they were when first released from our manufacturing facility. The pump’s internal geometry and wear-less impeller suspension mechanism have been designed specifically to enable long term use — potentially for many years.
(b)	Regulatory Update
HeartWare is pursuing two parallel regulatory tracks. The first relates to our international (non US) opportunity. The major milestone in relation to our international regulatory timeline is the completion of enrolment in our current international clinical trial and this is expected to occur within the next few days. When we have enrolled 20 patients in the trial, we can continuing preparing and ultimately submit our technical dossier to our Notified Body in Europe. We remain on track to make these submissions during the fourth quarter of this year. Subject to the time required for the regulatory authorities to process our application, we remain confident of being awarded CE marking for the HVADTM pump during the first quarter of 2008. Following receipt of CE marking, HeartWare will be able to market and sell the device throughout Europe and in certain other jurisdictions where CE marking is recognized. Given the proximity to our commercial launch, HeartWare is now actively developing its marketing and distribution plans for Europe.

HeartWare Limited (ABN 34 111 970 257)
Results for Announcement to the Market (Continued)
The more extensive regulatory process is that relating to our US clinical trial. HeartWare has allocated significant resources over recent months to preparing for our US Investigational Device Exemption (“IDE”) submission. To this end, we have a pre-IDE meeting with the FDR during September and aim to submit our regulatory filings by mid November.
Subject to successfully completing our IDE application process within the next 3 months, we hope to begin our US implants by the first quarter of 2008. We expect first to conduct a pilot trial involving ten patients at up to five investigational centres and subsequently to initiate our pivotal Bridge to Transplant and Destination Therapy trials involving up to 40 hospitals. We expect to be reimbursed for the HVADTM pumps implanted during our US clinical trials.
(c)	Manufacturing Update
The HeartWare HVADTM pump is manufactured to very tight tolerances. Approximately two months ago at our Annual General Meeting we described a finding by our technical team which indicated that HVADTM pumps manufactured within a narrow “window” within our then broader range of specifications appeared to produce superior bench test data than those manufactured outside of this range. As a consequence we decided to tighten our acceptance criteria such that only HVADTM pumps manufactured within this tighter range of tolerances would be released for clinical use. We are seeing very steady progress in creating new processes that can produce HVADTM pumps within this tight range. This is best evidenced by the fact that we have recently conducted five implants over a five week period, reflecting our highest implant rate to date.
We anticipate a significant increase in demand once we begin our US clinical trial and once we initiate European commercial sales. Our operations team has in place a clear plan by which to scale our production capability through the balance of this year so as to be prepared for this expected increased volume within the next 6 or so months.
(d)	Capital Raising
The Company is presently in a strong financial position having completed a significant equity financing in July 2007, raising approximately $37 million from institutional and sophisticated investors in the United States, Europe and Australia.
The capital raising, which was oversubscribed, was well supported both by existing HeartWare shareholders and by several new institutional investors from both Australia, Europe and the United States.
The proceeds of the capital raising are to be used to fund the further development and commercialisation of HeartWare’s HVADTM pump and to advance the Company’s MVADTM pump program. The funds will allow HeartWare to continue its current European clinical trial and to make significant inroads in its planned US clinical trial program. The funding will also be applied to scaling up HeartWare’s manufacturing capability in order to meet the clinical demand anticipated for the HVADTM pump through 2007.
Financial Statements
The Company’s Interim Financial Report for the period ended 30 June 2007 is attached.
In reviewing the Interim Financial Report, shareholders should note that the Company has changed its Australian accounting policy in relation to business combinations between entities under common control. This change affects the way in which the Company accounts for the acquisition of HeartWare, Inc. by HeartWare Limited (which occurred on 24 January 2005) in its Australian financial statements.

HeartWare Limited (ABN 34 111 970 257)
Results for Announcement to the Market (Continued)
Previously at 31 December 2006, the Company had adopted two different accounting policy for business combinations in Australia (as it applies to the Company’s Australian financial statements) and in the United States (as it applies to the Company’s US financial statements).
In order to avoid any confusion and to more closely align the Company’s Australian and US financial statements and accounting policies, the Company has changed its Australian accounting policy, as permitted by Australian Accounting Standards, in order to mirror the approach that it has adopted in the United States.
Further details of the change in accounting policy, including a description of the aggregate effect on the financial statements, is set out in Note 2 to the Interim Financial Statements.
Cash Flow
As at the end of the half-year, the Company has cash reserves of approximately $29,979,273.
The attached Interim Financial Results record the funds held by the Company in relation to the abovementioned capital raising as a “liability” instead of equity at 30 June 2007. This is because the capital raising required shareholder approval which was not obtained until 26 July 2007, which was after the 30 June 2007 reporting date for the Interim Financial Report. As a result, the funds received and held by the Company as at 30 June 2007 in relation to the capital raising are initially recorded as a liability in accordance with relevant accounting principles. Following the receipt of shareholder approval, the Company has cash reserves of approximately $41 million (as at 31 August 2007).
During the half-year, HeartWare took further steps towards its goals of commercialisation of its range of circulatory assist devices and, to this end, expended funds in a variety of areas including clinical trial costs, product development and testing, pre-production, research and development.
Dividends
The Corporations Act 2001 prohibits the Company from declaring a dividend until such time as it has achieved sufficient profits to support such a dividend. The Directors are therefore unable to, and do not, recommend that a dividend relating to the half-year ended 30 June 2007 be declared or paid by the Company.
Earnings Per Share (EPS)

	30 June 2007	30 June 2006
	Cents	Cents

Basic and diluted earnings/(loss) per share (cents per share)	(0.07)	(0.06)

Weighted average number of ordinary shares used in the calculation of basic earnings per share	186,299,282	162,983,281
The amount used as the numerator in calculating basic and diluted EPS (for 30 June 2007) is the NPAT figure reported in the section entitled “Review of Operations and Earnings Result for the Half-Year Ended 30 June 2007” above.

HeartWare Limited (ABN 34 111 970 257)
Results for Announcement to the Market (Continued)
Segment Reporting
The consolidated entity operates in the medical devices sector and conducts integrated operations in the United States of America and Australia. The HeartWare Group is developing and commercialising its range of circulatory assist devices or “heart pumps” which are used for the treatment of congestive heart failure. The Company does not yet have regulatory approvals so as to permit it to sell its products into the global market. Segment results are set out in the attached Interim Financial Report.
Compliance Statement
The attached Interim Financial Report is not subject to audit dispute or qualification. This Half-Year Report is based on the Interim Financial Report that has been subject to an audit review. HeartWare has a formally constituted audit committee.
/s/ Rob Thomas
Rob Thomas
Chairman
HeartWare Limited
Date: 31 August 2007

HEARTWARE LIMITED
ABN 34 111 970 257
INTERIM FINANCIAL REPORT
30 June 2007
Provided in accordance with Section 320 of the Corporation Act 2001.

CONTENTS

Consolidated Income Statement	3

Consolidated Balance Sheet	4

Consolidated Statement of Changes in Equity	5

Consolidated Cash Flow Statement	6

Notes to the Financial Statements	7

Directors’ Declaration	13

Directors’ Report	14

Auditor’s Independence Declaration	15

Independent Review Report to the Members	16
CORPORATE DIRECTORY

Board of Directors	Advisory Board

Robert Thomas, Non-Executive Chairman	O. Howard “Bud” Frazier, MD (Chairman)
Seth Harrison, MD, Non-Executive Deputy Chairman	Steven Boyce, MD
Douglas Godshall, Chief Executive Officer	Laman Gray Jr., MD
Christine Bennett, MB, Non-Executive Director	Ashgar Khagani, MD
Denis Wade AM, MB, D.Phil., Non-Executive Director	Gerry O’Driscoll, MD
Robert Stockman, Non-Executive Director	Georg Wieselthaler, MD

Chief Executive Officer	Company Secretary

Douglas Godshall	David McIntyre

Registered Address	US Office

Level 57, MLC Centre	3351 Executive Way
19-29 Martin Place	Miramar
Sydney NSW 2000	MIAMI FLORIDA 33025
Australia	UNITED STATES OF AMERICA

Share Registry	Australian Auditors

Registries Limited	Grant Thornton NSW
Level 2	Level 17
28 Margaret Street	383 Kent Street
SYDNEY NSW 2000	SYDNEY NSW 2000
AUSTRALIA	AUSTRALIA

HEARTWARE LIMITED (ABN 34 111 970 257) & CONTROLLED ENTITIES
CONSOLIDATED INCOME STATEMENT

		CONSOLIDATED	CONSOLIDATED
		GROUP	GROUP
		6 months to	6 months to
		30 June 2007	30 June 2006
	Notes	$	$
Revenue	3	414,568	376,420
Other income		—	116,557
Depreciation and amortisation expenses		(430,581)	(351,142)
Administrative and facilities expenses		(318,870)	(235,986)
Audit, financial and taxation services		(152,780)	(14,043)
Consultants — clinical, regulatory and medical		(912,778)	(580,494)
Consultants — corporate advisory and investor relations		(197,856)	(211,498)
Contractor expenses		(692,181)	(104,543)
Information technology expense		(176,741)	(170,388)
Insurance expenses		(116,541)	(194,401)
Employment and directors’ expenses		(4,839,645)	(4,598,780)
Financing costs		(14,873)	(14,684)
Foreign exchange expense		(679,754)	—
Legal expense		(733,829)	(403,720)
Raw materials and consumables used		(323,423)	(157,050)
Rental expense and outgoings		(527,701)	(283,908)
Research and development expenses		(459,857)	(879,499)
Share-based payments		(1,651,893)	(520,442)
Shareholder and ASX listing costs		(192,386)	(152,826)
Travel, accommodation and related expenses		(947,676)	(725,459)
Trials — animal and human		(305,838)	(24,812)
Validation and verification expense		(13,715)	(99,756)
Other expenses		(359,007)	(244,425)

Loss before income tax	4	(13,633,357)	(9,474,879)
Income tax expense		—	—

Loss for the period		(13,633,357)	(9,474,879)

Loss attributable to members of the parent entity		(13,633,357)	(9,474,879)

Basic and diluted earnings/(loss) per share — cents		(0.07)	(0.06)
The financial statements should be read in conjunction with the accompanying notes.

HEARTWARE LIMITED (ABN 34 111 970 257) & CONTROLLED ENTITIES
CONSOLIDATED BALANCE SHEET

		CONSOLIDATED	CONSOLIDATED
		GROUP	GROUP
		As At	As At
		30 June 2007	31 December 2006
	Notes	$	$
Current Assets
Cash and cash equivalents		29,979,273	21,101,693
Trade and other receivables		303,121	315,314
Other current assets		746,306	448,507

Total Current Assets		31,028,700	21,865,514

Non-Current Assets
Other financial assets		2,357	—
Property, plant and equipment		3,200,967	3,140,329
Intangible assets		2,731,637	2,881,772
Other non-current assets		—	2,527

Total Non-Current Assets		5,934,961	6,024,628

Total Assets		36,963,661	27,890,142

Current Liabilities
Trade and other payables		1,423,341	1,782,239
Short-term borrowings		1,490,171	1,475,396
Short-term provisions		298,749	200,608
Other current liabilities — capital raise	8	21,689,183	—
Other current liabilities		20,280	20,280

Total Current Liabilities		24,921,724	3,478,523

Non-Current Liabilities
Other		29,997	20,139

Total Non-Current Liabilities		29,997	20,139

Total Liabilities		24,951,721	3,498,662

Net Assets		12,011,940	24,391,480

Equity
Issued Capital	6	59,681,110	59,673,110
Reserves		4,752,812	3,506,995
Retained earnings		(52,421,982)	(38,788,625)

Total Equity		12,011,940	24,391,480

The financial statements should be read in conjunction with the accompanying notes.

HEARTWARE LIMITED (ABN 34 111 970 257) & CONTROLLED ENTITIES
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

		Foreign
		Currency		Exercised
	Contributed	Translation	Share Option	Option	Accumulated
	Equity	Reserve	Reserve	Reserve	losses	Total
	$	$	$	$	$	$
Balance as at 1 January 2006	28,824,205	112,209	2,408,356	144,236	(15,537,975)	15,951,031

Currency translation	—	(25,458)	—	—	—	(25,458)

Net income recognised directly in equity	—	(25,458)	—	—	—	(25,458)
Loss for the period	—	—	—	—	(9,474,879)	(9,474,879)

Total recognised income and expense for the period	—	(25,458)	—	—	(9,474,879)	(9,500,337)

Shares issued during the period	30,804,905	—	—	—	—	30,804,905

Employee share based compensation	—	—	470,510	49,932	—	520,442

Balance as at 30 June 2006	59,629,110	86,751	2,878,866	194,168	(25,012,854)	37,776,041

Balance as at 1 January 2007	59,673,110	(220,217)	3,452,791	274,421	(38,788,625)	24,391,480

Currency translation	—	(406,076)	—	—	—	(406,076)

Net income recognised directly in equity	—	(406,076)	—	—	—	(406,076)

Loss for the period	—	—	—	—	(13,633,357)	(13,633,357)

Total recognised income and expense for the period	—	(406,076)	—	—	(13,633,357)	(14,039,433)

Shares issued during the period	8,000	—	—	—	—	8,000

Employee share based compensation	—	—	1,637,302	14,591	—	1,651,893

Balance as at 30 June 2007	59,681,110	(626,293)	5,090,093	289,012	(52,421,982)	12,011,940

The financial statements should be read in conjunction with the accompanying notes.

HEARTWARE LIMITED (ABN 34 111 970 257) & CONTROLLED ENTITIES
CONSOLIDATED CASH FLOW STATEMENT

	CONSOLIDATED	CONSOLIDATED
	GROUP	GROUP
	6 Months to 30	6 Months to 30
	June 2007	June 2006
	$	$
Cash flows from operating activities
Payments to suppliers and employees	(12,476,118)	(9,696,056)
Interest received	448,024	388,357
Interest paid	(98)	(201)

Net cash flows used in operating activities	(12,028,192)	(9,307,900)

Cash flows from investing activities
Proceeds from disposal of property plant & equipment	—	3,735
Purchase of property, plant and equipment	(558,031)	(897,937)
Payment for research and development	(66,293)	—
Payment for intangible assets	(110,672)	—

Net cash flows used in investing activities	(734,996)	(894,202)

Cash flows from financing activities
Proceeds from capital raising activities (shares not issued at 30 June 2007)	21,689,183	—
Proceeds from issue of shares	8,000	32,825,695
Share issue costs	—	(2,020,790)

Net cash flows provided by financing activities	21,697,183	30,804,905

Net increase in cash held	8,933,995	20,602,803

Cash at the beginning of the financial period	21,101,693	13,679,897
Effect of exchange rates on cash holdings in foreign currencies	(56,415)	(4,157)

Cash at the end of the financial period	29,979,273	34,278,543

The financial statements should be read in conjunction with the accompanying notes.

HEARTWARE LIMITED (ABN 34 111 970 257) & CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS
FOR THE HALF-YEAR ENDED 30 JUNE 2007
1.	Basis of Preparation of Half-Year Financial Statements
The half-year consolidated financial statements (“Interim Financial Report”) are a general purpose financial report prepared in accordance with the requirements of the Corporations Act 2001, Accounting Standard AASB 134: Interim Financial Reporting, Australian Accounting Interpretations and other authoritative pronouncements of the Australian Accounting Standards Board.
It is recommended that this financial report be read in conjunction with the 2006 Annual Report for the year ended 31 December 2006 and any public announcements made by HeartWare Limited (“the Company”) and its controlled entities during, and since the end of, the half-year in accordance with continuous disclosure requirements arising under the Corporations Act 2001.
Except as set out in Note 2 below, the accounting policies have been consistently applied by the entities in the consolidated group and are consistent with those in the 31 December 2006 financial report.
The half-year report does not include full disclosures of the type normally included in an annual financial report.
Reporting Basis and Conventions
The half-year report has been prepared on an accruals basis and is based on historical costs modified by the revaluation of selected non-current assets, financial assets and financial liabilities for which the fair value basis of accounting has been applied.
2.	Change in Accounting Policy
In Australia, the accounting treatment for business combinations is set out in AASB 3: Business Combinations (“AASB 3”). However, the business combination whereby HeartWare Limited acquired HeartWare, Inc. on 24 January 2005 falls within the definition of a “business combination involving entities under common control” and this type of business combination is specifically scoped out of AASB 3. Further, there is presently no prescribed accounting treatment in Australia for business combinations involving entities under common control.
As a result of being scoped out of AASB 3 and in the absence of an Australian accounting standard governing common control transactions, the consolidated group considered the requirements of AASB 108: Accounting Policies, Changes in Accounting Estimates and Errors (“AASB 108”) in relation to the first-time adoption of Australian Equivalents to International Financial Reporting Standards for the year ended 31 December 2006 and determined to continue to apply the accounting policy that it had previously adopted for the year ended 31 December 2005 (under previous Australian GAAP), being the purchase method by the legal parent, as the appropriate accounting policy for business combinations involving entities under common control.
For the half-year ended 30 June 2007, the consolidated group has continued to account for the acquisition of HeartWare, Inc. by HeartWare Limited as a business combination involving entities under common control but it has changed its accounting policy, as allowed under AASB 108, and has now recorded the transaction at the historical cost of the assets and liabilities of HeartWare, Inc. at the time of the acquisition (being 24 January 2005). As a result, the consolidated group no longer recognises intangible assets or goodwill as a consequence of the transaction.

HEARTWARE LIMITED (ABN 34 111 970 257) & CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS
FOR THE HALF-YEAR ENDED 30 JUNE 2007
3.	Change in Accounting Policy (Continued)
It should be noted that the above revised approach has been taken in order to provide more relevant and reliable information to users on the basis that this approach is consistent with the accounting policy as it applies to the Company’s separate US financial statements which are filed with United States Securities & Exchange Commission and which are prepared in accordance with applicable accounting standards in the United States.
In changing the Australian accounting policy such that it is consistent with the US accounting policy, the Board of Directors believe that this will reduce investor confusion and better align the consolidated groups’ financial results as reported in both Australia and the United States.
The aggregate effect of the change in accounting policy on the financial statements is as follows (no taxation effect results from these changes):

	Previously
	Stated	Adjustment	Revised

Consolidated Income Statement for 6 Months Ended 30 June 2006

Depreciation and amortisation expense	(1,470,795)	1,119,653	(351,142)

Profit / (Loss) before income tax expense	(10,594,529)	1,119,653	(9,474,876)

Basic and diluted earnings per share	(0.07)	0.01	(0.06)

Consolidated Balance Sheet as at 31 December 2006

Intangible assets	43,806,476	(40,924,704)	2,881,772

Issued capital	(105,256,919)	45,583,809	(59,673,110)

Reserves	(3,270,362)	(236,633)	(3,506,995)

Accumulated losses	43,211,097	(4,422,472)	38,788,625

HEARTWARE LIMITED (ABN 34 111 970 257) & CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS
FOR THE HALF-YEAR ENDED 30 JUNE 2007

	CONSOLIDATED	CONSOLIDATED
	GROUP	GROUP
	30 June 2007	30 June 2006
	$	$
3. Revenue

Interest received	414,568	376,420

	414,568	376,420

4. Loss before income tax has been determined	CONSOLIDATED	CONSOLIDATED
after deducting:	GROUP	GROUP
	30 June 2007	30 June 2006
	$	$

Depreciation of property plant and equipment	247,440	177,602
Amortisation of intangible assets	183,141	173,540

HEARTWARE LIMITED (ABN 34 111 970 257) & CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS
FOR THE HALF-YEAR ENDED 30 JUNE 2007
5.	Segment reporting
The Consolidated Group’s primary reporting segment is geographical. The Consolidated Group operates in two geographical segments, being Australia and the United States of America.

				Consolidated
	Australia	USA	Eliminations	Group
	$	$	$	$

Half-Year 30 June 2007

Total Segment Revenue:

Revenue	385,201	29,367	—	414,568

Segment Result:

Profit / (Loss) before income tax expense	(3,502,515)	(10,130,842)	—	(13,633,357)

Half-Year 30 June 2006

Total Segment Revenue:

Revenue	360,342	16,078	—	376,420

Segment Result:

Profit / (Loss) before income tax expense	(2,451,478)	(7,023,401)	—	(9,474,879)

HEARTWARE LIMITED (ABN 34 111 970 257) & CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS
FOR THE HALF-YEAR ENDED 30 JUNE 2007

6. Issued capital	30 June 2007
$

Issued and paid-up capital
186,302,597 ordinary shares, fully paid	59,681,110

	Issue	No. of
Movements during the period	Price	Shares	$

Opening balance — 1 January 2007		186,262,597	59,673,110

Exercise of Options under the Company’s Employee Share Option Plan — 30 June 2007	$0.20	40,000	8,000

Total		186,302,597	59,681,110

As noted above, the Company announced on 14 June 2007 that it had received commitments to raise in excess of $30 million. This capital raising was subject to shareholder approval, which was obtained on 26 July 2007. As shareholder approval was not obtained until after 30 June 2007, there is no change to issued capital for this transaction as at 30 June 2007 and any amounts received by the Company in this regard are recorded as a short-term liability.
7.	Contingent liabilities
As set out in the Company’s prospectus (dated 17 December 2004), the consolidated group has the following contingent liabilities resulting from the acquisition by HeartWare, Inc. of a business that previously held the Company’s technology:
(a)	A milestone payment of US$750,000 when the first circulatory assist device is approved for sale in Europe, provided that the Company has a least US$15,000,000 in cash on hand;
(b)	A milestone payment of US$1,250,000 when the first circulatory assist device is approved for sale in the US, provided that the Company has at least US$25,000,000 in cash on hand; and
(c)
A special payment of up to US$500,000 upon a sale of HeartWare, Inc. if such sale generated proceeds in excess of the aggregate liquidation preferences of all of HeartWare, Inc.’s then outstanding preferred stock.

Except as stated above, the Company has received no written notice of any claim against the HeartWare Group that could be properly categorised as a “contingent liability” for the purposes of Australian Accounting Standards.

HEARTWARE LIMITED (ABN 34 111 970 257) & CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS
FOR THE HALF-YEAR ENDED 30 JUNE 2007
8.	Subsequent events
Since 30 June 2007, the Company has completed a capital raising for gross proceeds of approximately $37 million, of which $21.7 million had been received prior to 30 June 2007. The amount received before 30 June 2007 was treated as a liability at the balance sheet date as the issuance of shares was subject to shareholder approval and this was not received until 26 July 2007. Further details are set out below.
On July 24, 2007, the Company completed a share purchase plan pursuant to which the Company issued and sold an aggregate of 2,002,933 of its ordinary shares for aggregate proceeds to the Company of approximately $1.2 million. The ordinary shares were issued to existing shareholders of the Company resident in Australia and New Zealand only.
On July 26, 2007, the Company completed an offering of its ordinary shares in a private placement to a group of institutional and sophisticated investors in the United States, Europe and Australia. The Company issued 59,706,747 ordinary shares for aggregate proceeds to the Company of approximately $35.8 million.
Except as disclosed above, there have been no events subsequent to the reporting date that would have a material effect on the financial report.
9.	Non-cash financing and investing activities
There has been no non-cash financing and investing activities in the half-year to 30 June 2007.

HEARTWARE LIMITED ABN 34 111 970 257
AND CONTROLLED ENTITIES
DIRECTORS’ DECLARATION
The Directors of HeartWare Limited declare that:
1.	The financial statements and notes, as set out on pages 3 to 12:
(a)	comply with Accounting Standard AASB 134: Interim Financial Reporting and the Corporations Regulations; and
(b)	give a true and fair view of the consolidated group’s financial position as at 30 June 2007 and of its performance for the half-year ended on that date.
2.	In the directors’ opinion there are reasonable grounds to believe that the company will be able to pay its debts as and when they become due and payable.
Signed in accordance with a resolution of the Board of Directors:
/s/ Rob Thomas
Rob Thomas
Chairman
HeartWare Limited
DATED: 31 August 2007

HEARTWARE LIMITED (ABN 34 111 970 257) & CONTROLLED ENTITIES
DIRECTORS’ REPORT
The Directors present their report together with the consolidated financial report of HeartWare Limited (“Company”), being the Company and its controlled entities, for the half-year ended 30 June 2007.
DIRECTORS
The names of directors who held office during or since the end of the half-year are as follows:
Robert Thomas, Non-Executive Chairman — director since 26 November 2004
Seth Harrison, MD, Non-Executive Deputy Chairman — director since 26 November 2004
Douglas Godshall, CEO — director since 26 October 2006
Christine Bennett, MB, Non-Executive Director — director since 15 December 2004
Denis Wade AM, MB, D.Phil., Non-Executive Director — director since 15 December 2004
Robert Stockman, Non-Executive Director — director since 8 December 2006
REVIEW OF OPERATIONS
The Review of Operations is contained on Page 2 of the Half-Year Report provided in accordance with ASX Listing Rule 4.2A.3.
AUDITOR’S INDEPENDENCE DECLARATION
The lead auditor’s independence declaration under section 307C of the Corporations Act 2001 is set out on page 15 for the half-year ended 30 June 2007 and forms part of this report.
Signed in accordance with a resolution of the Board of Directors:
/s/ Rob Thomas
Rob Thomas
Chairman
HeartWare Limited
Date: 31 August 2007

Chartered Accountants
Business Advisers and Consultants
AUDITOR’S INDEPENDENCE DECLARATION
TO THE DIRECTORS OF HEARTWARE LIMITED
In accordance with the requirements of section 307C of the Corporations Act 2001, as lead auditor for the review of HeartWare Limited for the half-year ended 30 June 2007, I declare that, to the best of my knowledge and belief, there have been:
(a)	no contraventions of the auditor independence requirements of the Corporations Act 2001 in relation to the review; and

(b)	no contraventions of any applicable code of professional conduct in relation to the review.
/s/ Grant Thornton NSW
GRANT THORNTON NSW
Chartered Accountants
/s/ Matthew A Adam-Smith
M A ADAM-SMITH
Partner

Sydney	31 August 2007
Level 17, 383 Kent Street
Sydney NSW 2000
PO Locked Bag Q800
QVB Post Office
Sydney NSW 1230
T +61 2 8297 2400
F +61 2 9299 4445
E info@gtnsw.com.au
W www.grantthornton.com.au
Grant Thornton NSW
ABN 25 034 787 757
Liability limited by a scheme approved
under Professional Standards Legislation.
An independent New South Wales partnership entitled
to trade under the international name Grant Thornton.
Grant Thornton is a trademark owned by Grant
Thornton International and used under licence
by independent firms and entities throughout the world.

Chartered Accountants
Business Advisers and Consultants
INDEPENDENT AUDITOR’S REVIEW REPORT
TO THE MEMBERS OF HEARTWARE LIMITED
Report on the half-year financial report
We have reviewed the accompanying half-year financial report of HeartWare Limited (the Company) and the entities it controlled (the consolidated entity), which comprises the balance sheet as at 30 June 2007, and the income statement, statement of changes in equity and cash flow statement for the half-year ended on that date, a statement of accounting policies, other selected explanatory notes and the directors’ declaration. The consolidated entity comprises both the Company and the entities it controlled during that half-year.
Directors’ responsibility for the half-year financial report
The directors of the consolidated entity are responsible for the preparation and fair presentation of the half-year financial report in accordance with Australian Accounting Standards including the Australian Accounting Interpretations and the Corporations Act 2001. This responsibility includes establishing and maintaining internal control relevant to the preparation and fair presentation of the half-year financial report that is free from material misstatement, whether due to fraud or error; selecting and applying appropriate accounting policies; and making accounting estimates that are reasonable in the circumstances.
Auditor’s responsibility
Our responsibility is to express a conclusion on the half-year financial report based on our review. We conducted our review in accordance with Auditing Standard on Review Engagement ASRE 2410: Review of an Interim Financial Report Performed by the Independent Auditor of the Entity, in order to state whether, on the basis of the procedures described, we have become aware of any matter that makes us believe that the financial report is not in accordance with the Corporations Act 2001 including giving a true and fair view of the consolidated entity’s financial position as at 30 June 2007 and its performance for the half-year ended on that date; and complying with Accounting Standard AASB 134: Interim Financial Reporting and the Corporations Regulations 2001. As the auditor of HeartWare Limited, ASRE 2410 requires that we comply with the ethical requirements relevant to the audit of the annual financial report.
A review of a half-year financial report consists of making enquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with Australian Auditing Standards and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.
Independence
In conducting our review, we complied with the independence requirements of the Corporations Act 2001.
Level 17, 383 Kent Street
Sydney NSW 2000
PO Locked Bag Q800
QVB Post Office
Sydney NSW 1230
T +61 2 8297 2400
F +61 2 9299 4445
E info@gtnsw.com.au
W www.grantthornton.com.au
Grant Thornton NSW
ABN 25 034 787 757
Liability limited by a scheme approved
under Professional Standards Legislation.
An independent New South Wales partnership entitled
to trade under the international name Grant Thornton.
Grant Thornton is a trademark owned by Grant
Thornton International and used under licence
by independent firms and entities throughout the world.

INDEPENDENT AUDITOR’S REVIEW REPORT
TO THE MEMBERS OF HEARTWARE LIMITED (cont)
Conclusion
Based on our review, which is not an audit, we have not become aware of any matter that makes us believe that the half-year financial report of HeartWare Limited is not in accordance with the Corporations Act 2001, including:
(a) Giving a true and fair view of the consolidated entity’s financial position as at 30 June 2007 and of its performance for the half-year ended on that date.
(b) Complying with Accounting Standard AASB 134: Interim Financial Reporting and Corporations Regulations 2001.
/s/ Grant Thornton NSW
GRANT THORNTON NSW
Chartered Accountants
/s/ Matthew A Adam-Smith
M A ADAM-SMITH
Partner

Sydney	31 August 2007